UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported) August 7, 2013

KIT DIGITAL, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-34437	11-3447894
(Commission File Number)	(IRS Employer Identification No.)

26 West 17th Street 2nd Floor
New York, New York	10011
(Address of Principal Executive Offices)	(Zip Code)

(646) 553-4845

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 – Bankruptcy or Receivership.

As previously disclosed, on April 25, 2013, KIT digital, Inc. (the “Company”) filed a voluntary petition for reorganization (the “Bankruptcy Filing”) under chapter 11 of title 11 of the United States Code in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”). The chapter 11 case has been assigned to the Honorable Judge Robert E. Gerber and is being administered under the caption “In re KIT digital, Inc.,” Case No. 13-11298 (REG).

On August 5, 2013, the Bankruptcy Court held a hearing to confirm the Company’s Third Amended Plan of Reorganization (as may be modified, amended or supplemented from time to time, the “Plan”). The Bankruptcy Court confirmed the Plan by order dated August 7, 2013 (the “Confirmation Order”).

Capitalized terms used in this report have the same meanings given to such terms in the Plan. Copies of the Plan and Confirmation Order, attached hereto as Exhibits 99.1 and 99.2, respectively, are incorporated by reference herein. A description of the Plan, the Company’s chapter 11 case and the events that led to the Bankruptcy Filing are set forth in the First Amended Disclosure Statement, attached hereto as Exhibit 99.3 and incorporated by reference herein.

Material Features of the Plan

Pursuant to the confirmed Plan, on the Effective Date, three of the Company’s largest shareholders, JEC Capital Partners, LLC, Prescott Group Capital Management L.L.C. and Stichting Bewaarder Ratio Capital Partners (the “Plan Sponsor Group”) will pay $25 million (the “Purchase Price”) in exchange for 89.29% of the aggregate issued and outstanding common stock of the reorganized company, subject to dilution as described below. The $25 million paid by the Plan Sponsor Group will be used to fund distributions to the Company’s stakeholders pursuant to the terms of the Plan. The remaining 10.71% of the reorganized company’s stock will be issued to JEC Capital Partners, LLC on account of the equitization of its DIP Facility Claim.

Under the Plan, Holders of Allowed Administrative Claims, Priority Tax Claims, Priority Non-Tax Claims and Other Secured Claims will be paid in full from Available Cash, which includes the Purchase Price. The Company’s prepetition lenders will receive (i) $9,000,000 in cash, (ii) series A-1 common stock valued at $650,000 (based on the same price per share as paid by the Plan Sponsor Group for their class B common stock) and (iii) warrants exercisable for series A-1 common stock at a price of $1,500,000, which warrants will be substantially in the form of WTI’s existing warrants in the Company and have a ten-year exercise period. Allowed General Unsecured Claims will be paid ratably from remaining Available Cash.

The Plan also incorporates the terms of a proposed settlement (the “Class Settlement”) reached by the Company with the Lead Plaintiff in the consolidated federal securities class action lawsuit pending in the United States District Court for the Southern District of New York (the “District Court”) entitled In re KIT Digital, Inc. Securities Litigation, 12 Civ. 4199 (the “Consolidated Securities Action”). Under the Plan, if the Class Settlement receives requisite court approval, members of the putative class will receive their Class 5 Pro Rata Share of the Net Settlement Fund. The Net Settlement Fund includes approximately $6 million of insurance proceeds and a specified percentage of any recovery by the Company from its former auditor. The Class Settlement remains subject to Bankruptcy Court and District Court approval.

Holders of Allowed Interests, which are holders of the Company’s common stock as of August 5, 2013, will receive non-transferable warrants to purchase an equivalent amount of shares in the reorganized company under the Plan. Each warrant will be exercisable for thirty (30) days after the Effective Date for one share of series A-2 common stock at an exercise price of $0.205 per share. Proceeds from the exercise of such warrants will be used to redeem up to 50% of the common stock issued to the Plan Sponsor Group. Any of the Plan Sponsor Group’s common stock that is not redeemed upon expiration of the exercise period of the warrants (along with all other class B common stock issued to the Plan Sponsor Group under the Plan) will automatically convert to series A-1 common stock and be held ratably by the members of the Plan Sponsor Group.

Holders of claims that are subordinated under section 510(b) of the Bankruptcy Code, when and if Allowed, will also be entitled to receive non-transferable warrants for such Holder’s Allowed Subordination Claims. Similar to the warrants issued to holders of Allowed Interests, warrants issued to holders of Allowed Subordinated Claims will be exercisable for thirty (30) days for one share of series A-2 common stock per dollar of claim at an exercise price of $0.205 per share. Proceeds from the exercise of such warrants will be distributed ratably to Holders of series A-2 common stock immediately prior to such exercise as a return of capital to the extent possible. Shares of the series A-2 common stock issuable to any exercising Holders of Allowed Subordinated Claims will dilute the then-outstanding series A-2 common stock only.

On the Effective Date, all shares of the Company’s common stock and other interests (including any unexercised options, warrants or other rights to acquire Company stock) will be cancelled.

The Company will then issue class B common stock to the Plan Sponsor Group on account of the Purchase Price and shares of class A common stock in both series, as necessary. Shares of series A-1 common stock will be issued to (a) WTI having a value of $650,000 (based on the same price per share paid for class B common stock by the Plan Sponsor Group), (b) the DIP Facility Lender on account of the outstanding principal amount of the DIP Facility Claim and (c) the Plan Sponsor Group based upon their election to receive their commitment fee in stock. Shares of series A-2 common stock will be issued and held in reserve for Holders of Allowed Interests and Allowed Subordinated Claims that exercise their warrants.

Both series of the reorganized company’s class A common stock will be identical and have the same voting powers, designations, preferences and other rights, except as described above, in the Plan and in the Company’s Amended and Restated Certificate of Incorporation. If the warrants issued to Holders of Allowed Interests and Subordinated Claims are fully exercised, the series A-2 common stock will represent 44.645% of the reorganized company’s class A common stock. The series A-1 common stock that will be held by the Plan Sponsor Group (following redemption and conversion of all Class B Common Stock into series A-1 common stock) together with series A-1 common stock issued to the Company’s DIP Facility Lender, will represent 55.355% of the reorganized company’s class A common stock.

Both series of class A common stock will be subject to dilution for shares to be issued under any Management Equity Incentive Plan, to WTI and to the Plan Sponsor Group on account of the commitment fee.

The Effective Date of the Plan will be that date when all of the conditions precedent described in the Plan are either satisfied or waived. The Company will file a Notice of Effective Date with the Bankruptcy Court.

As of August 7, 2013, 61,054,157 shares of the KDI Common Stock were issued and outstanding. Assuming the consummation of the transactions contemplated by the Plan, all shares of the KDI Common Stock will be cancelled on the Effective Date and Reorganized KDI will issue 20,256,189 shares of series A-1 common stock, par value $0.0001 per share, and 122,108,314 shares of class B common stock, par value $0.0001 per share. Reorganized KDI will also reserve sufficient shares of series A-2 common stock, par value $0.0001 per share, for issuance upon exercise of the warrants issued to Holders of Allowed Interests and Allowed Subordinated Claims.

Reorganized KDI intends to seek to deregister its securities under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”), as soon as reasonably practicable and permitted under the Securities Exchange Act.  Termination of the registration of Reorganized KDI securities under the Securities Exchange Act would substantially reduce the information required to be furnished by Reorganized KDI to its shareholders and to the Securities and Exchange Commission (“SEC”) and would make certain provisions of the Securities Exchange Act, such as the requirement to file annual and quarterly reports and proxy statements, inapplicable to Reorganized KDI.  Reorganized KDI does not currently intend to provide shareholders with annual financial statements following suspension of its reporting obligations under the Securities Exchange Act.  Any information that Reorganized KDI does decide to provide to its shareholders will not be as detailed or extensive as the information the Company has been required to file with the SEC or has provided to its shareholders in the past.  Following their issuance, none of the securities to be issued by Reorganized KDI under the Plan will trade on any exchange and Reorganized KDI does not intend to take steps to list such securities on any exchange.

Information as to the assets and liabilities of the Company as of July 31, 2013 is attached hereto as Exhibit 99.4 and incorporated herein by reference.

Documents filed with the Bankruptcy Court

The documents filed with the Bankruptcy Court that relate to the Plan and Confirmation Order, as well as other documents filed with the Bankruptcy Court in connection with the Company’s bankruptcy case (other than any documents that may have been filed under seal or otherwise subject to confidentiality protections), will be accessible at the Bankruptcy Court’s Internet site, https://ecf.nysb.uscourts.gov/, through an account obtained from Pacer Service Center at http://www.pacer.gov. Additional information may also be found at the Company’s website at www.kitd.com under “Investors – Plan of Reorganization” and on the restructuring website maintained by the Company’s notice, claims and solicitation agent: www.americanlegalclaims.com/kdi. The information set forth on the foregoing websites shall not be deemed to be a part of, or incorporated by reference into, this Current Report on Form 8-K.

Item 7.01 – Regulation FD Disclosure.

On August 12, 2013, the Company filed its monthly operating report as of and for the period ending July 31, 2013 (the “Monthly Operating Report”) with the Bankruptcy Court. The Monthly Operating Report is attached as Exhibit 99.5.

Limitation on Incorporation by Reference

The information set forth in this Item 7.01 and the attached Exhibit 99.5 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act or otherwise subject to the liabilities in that section.

Cautionary Statement Regarding Financial Operating Data

The Monthly Operating Report is limited in scope, covers limited time periods and has been prepared solely for the purpose of complying with the Bankruptcy Court’s monthly reporting requirements, including the Company’s uses of assets and cash position. The Monthly Operating Report was not prepared in accordance with U.S. GAAP, has not been audited or reviewed by independent accountants, is in a format prescribed by applicable bankruptcy laws and is subject to future adjustment and reconciliation.

The Company cautions investors and potential investors not to place undue reliance on the information contained in the Monthly Operating Report, which was not prepared for the purpose of providing the basis for an investment decision relating to any of the securities of the Company. Unlike the information required in a public company’s quarterly and annual financial statements filed pursuant to the Securities Exchange Act, the Monthly Operating Report contains information that may not be indicative of the Company’s financial condition or operating results for the periods that would typically be reflected in financial statements or reports filed pursuant to the Securities Exchange Act, and are not comparable with filings of that type. There can be no assurance that, from the perspective of an investor or potential investor in the Company’s securities, the Monthly Operating Reports is complete. Results set forth in the Monthly Operating Report should not be viewed as indicative of future results.

Item 9.01 – Financial Statements and Exhibits.

(d)	Exhibits

 The following are furnished as Exhibits to this Current Report on Form 8-K.

Exhibit Number	Description

99.1	Company’s Third Amended Plan of Reorganization, dated August 6, 2013

99.2	Confirmation Order Confirming the Company’s Third Amended Plan of Reorganization

99.3	Company’s First Amended Disclosure Statement, dated June 15, 2013

99.4	Statement of Assets and Liabilities of the Company as of July 31, 2013

99.5	Monthly Operating Report for the period ended July 31, 2013 filed with the United States Bankruptcy Court for the Southern District of New York

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KIT DIGITAL, INC.

By	/s/ Fabrice Hamaide
	Name:	Fabrice Hamaide
	Title:	Chief Financial Officer

Date: August 14, 2013

EXHIBIT INDEX

Exhibit Number	Description

99.1	Company’s Third Amended Plan of Reorganization, dated August 6, 2013

99.2	Confirmation Order Confirming the Company’s Third Amended Plan of Reorganization

99.3	Company’s First Amended Disclosure Statement, dated June 15, 2013

99.4	Statement of Assets and Liabilities of the Company as of July 31, 2013

99.5	Monthly Operating Report for the period ended July 31, 2013 filed with the United States Bankruptcy Court for the Southern District of New York